UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

Lucas Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 860, Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2016, and effective on August 15, 2016, Lucas Energy, Inc.’s (“our” or the “Company’s”) wholly-owned subsidiary, CATI Operating, LLC (“CATI”) borrowed $1 million from the Company’s senior lender, Louise H. Rogers (“Rogers”). The amount borrowed accrues interest at the rate of 12% per annum (18% upon the occurrence of an event of default) and is due and payable on or before November 9, 2016. The amount borrowed is evidenced by a promissory note (the “August 2016 Note”), which is subject to the same terms and conditions as the August 13, 2013, Letter Loan Agreement between the Company and Rogers, as amended to date (the “Letter Loan”) and the security agreement and security interests provided to Rogers in connection therewith, both of which were previously assigned by the Company to CATI.

Pursuant to the terms of the note, a total of 80% of all cash flow generated by CATI is required to first be paid to satisfy amounts owed under the August 2016 Note, and then to amounts owed under the Letter Loan, with the remaining 20% of such cash flow used by CATI for lease and other operating expenses and capital expenditures approved by Rogers’ designated representatives. The Note can be prepaid at any time without penalty and includes standard and customary events of default. In connection with our entry into the August 2016 Note, we agreed to pay a loan origination fee of $50,000 and to pay all fees of Rogers’ counsel in connection with the preparation and negotiation of the note.

The repayment of the August 2016 Note is secured by (a) an Ownership Interest Pledge Agreement (the “Pledge Agreement”), whereby we agreed to pledge our ownership in CATI as security for the repayment of the August 2016 Note; and (b) a Loan Guaranty Agreement, which becomes effective at such time as we raise at least $5 million of equity funding subsequent to the date of the August 2016 Note (the “Funding Date”), pursuant to which we agreed to guaranty the repayment of the August 2016 Note (the “Guaranty”). We have no obligations under the Guaranty until or unless the Funding Date occurs, provided that we agreed to use our best efforts to ensure the Funding Date occurs as soon as possible.

As additional consideration in connection with the loan, CATI issued Robertson Global Credit, LLC (“Robertson”), the administrator of the Letter Loan, a 2% overriding royalty interest in the wellbores of the Cyclone #9H and Cyclone #10H wells, pursuant to an Assignment of Overriding Royalty Interest (the “Assignment”).

We plan to use the funds raised in connection with the August 2016 Note, for drilling and completion of certain Eagle Ford wells under a joint operating agreement with Lonestar Resources, Inc. and maintenance capital expenditures on the existing assets of CATI.

The foregoing descriptions of the August 2016 Note, Pledge Agreement, Guaranty and Assignment, do not purport to be complete and are qualified in their entirety by reference to the August 2016 Note, Pledge Agreement, Guaranty and Assignment, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the August 2016 Note, Pledge Agreement, Guaranty and Assignment are incorporated by reference in this Item 2.03 in their entirety.

Item 7.01 Regulation FD Disclosure

On August 25, 2016, the Company issued a press release discussing the August 2016 Note, a copy of which is furnished herewith as Exhibit 99.1.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	$1 million Promissory Note dated August 15, 2016 and effective August 25, 2016, by CATI Operating, LLC in favor of Louise H. Rogers
10.2*	Ownership Interest Pledge Agreement dated August 15, 2016 and effective August 25, 2016, by Lucas Energy, Inc. in favor of Louise H. Rogers
10.3*	Loan Guaranty Agreement dated August 15, 2016 and effective August 25, 2016, by Lucas Energy, Inc. in favor of Louise H. Rogers
10.4*	Assignment of Overriding Royalty Interest dated August 15, 2016 and effective August 25, 2016, by CATI Operating, LLC in favor of Robertson Global Credit, LLC
99.1**	Press Release dated August 25, 2016

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	Chief Executive Officer

August 25, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1*	$1 million Promissory Note dated August 15, 2016 and effective August 25, 2016, by CATI Operating, LLC in favor of Louise H. Rogers
10.2*	Ownership Interest Pledge Agreement dated August 15, 2016 and effective August 25, 2016, by Lucas Energy, Inc. in favor of Louise H. Rogers
10.3*	Loan Guaranty Agreement dated August 15, 2016 and effective August 25, 2016, by Lucas Energy, Inc. in favor of Louise H. Rogers
10.4*	Assignment of Overriding Royalty Interest dated August 15, 2016 and effective August 25, 2016, by CATI Operating, LLC in favor of Robertson Global Credit, LLC
99.1**	Press Release dated August 25, 2016

* Filed herewith.

** Furnished herewith/